Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 16, 2005, by and among Avanir Pharmaceuticals, a California corporation, (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

BACKGROUND:

A. The Company has registered on Form S-3 (SEC File No. 333-125979) (the “Registration Statement”) the issuance and sale of up to $100,000,000 of certain types of securities, including shares of its Class A Common Stock, no par value (“Common Stock”);

B. The Company has authorized the issuance of up to 5,970,150 shares of Common Stock (the “Shares”) pursuant to the terms of this Agreement and under the Registration Statement; and

C. The Buyers wish to purchase, upon the terms and subject to the conditions set forth in this Agreement, the Shares in the respective amounts set forth opposite each Buyer’s name on the Schedule of Buyers attached hereto.

1.	PURCHASE AND SALE OF COMMON SHARES.

1.1. Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing (the “Closing”) the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective number of Shares set forth opposite such Buyer’s name on the Schedule of Buyers, at a price per Share of $3.35, and for the aggregate purchase price (the “Purchase Price”) set forth opposite such Buyer’s name on the Schedule of Buyers.

1.2. Closing Date. Unless the Company and a Buyer agree otherwise and subject to the conditions set forth in Sections 5 and 6, the date and time of the Closing (the “Closing Date”) shall be at noon Pacific Time on the third business day following the date of this Agreement. The Closing shall occur at the offices of Heller Ehrman LLP, counsel to the Company, located at 4350 La Jolla Village Drive, 7th Floor, San Diego, California. The Closing need not occur at the same time with respect to all Buyers and references in this Agreement to the Closing Date shall refer to the date of Closing for each particular Buyer, as determined pursuant to this Section 1.2.

1.3. Form of Payment. On the Closing Date, (i) each Buyer shall pay an amount equal to the Purchase Price to the Company for the Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall instruct its transfer agent to issue and deliver to each Buyer the number of the Shares that such Buyer is then purchasing (as indicated opposite such Buyer’s name on the Schedule of Buyers). The Company shall deliver the Shares to each Buyer by electronic transfer (e.g., DWAC), unless a Buyer requests delivery of physical certificates.

2.	BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

2.1. Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Shares involves a high degree of risk. Neither such inquiries nor any other investigation conducted by or on behalf of Buyer or its advisors shall modify, amend or affect Buyer’s right to rely on the truth, accuracy and completeness of the disclosure made to Buyer or its advisors in respect of the Company or this transaction and the Company’s representations and warranties contained in this Agreement.

2.2. No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

2.3. Certain Trading Activities. Buyer has not executed a Short Sale (defined below) involving the Company’s securities during the period beginning 30 days prior to the date of this Agreement. For purposes of this Section, “Short Sale” means all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, but only if executed at a time when the Buyer has no equivalent offsetting long position in the common stock of the Company. For purposes of determining whether the Buyer has an equivalent offsetting long position in the common stock of the Company, any shares of common stock currently held by Buyer shall be deemed to be held as “long” by Buyer.

2.4. Validity; Enforcement. Buyer has the requisite right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and, assuming due execution and delivery hereof by the Company, is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.5. Residency. Buyer, if a natural person, is a resident of that state or country specified in its address on the Schedule of Buyers.

2.6. Legal, Tax or Investment Advice. Buyer understands that nothing in this Agreement or any other materials presented to Buyer in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

2.7. Broker — Dealer. Buyer is not a registered broker dealer.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

3.1. Good Standing; Qualification. The Company is duly organized and validly existing in good standing under the laws of the State of California. Each of the Company and its subsidiaries (as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”)) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”), since September 30, 2005 through the date hereof, including, without limitation, its most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “Exchange Act Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, or business (such business being as described in the Exchange Act Documents), properties or operations of the Company and its subsidiaries, considered as one enterprise, or impair the Company’s ability to perform on a timely basis its obligations under this Agreement (any of the foregoing, a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2. Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations hereunder, and this Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due execution and delivery hereof by the Buyers, shall constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares being purchased by the Buyer hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

3.3. Non-Contravention. The execution and delivery of this Agreement, the sale of the Shares, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any contract, agreement or other instrument filed or incorporated by reference as an exhibit to any of the Exchange Act Documents (any such contract, agreement or instrument, an “Exchange Act Exhibit”), (ii) the charter, by-laws or other organizational documents of the Company or any subsidiary, or (iii) assuming the correctness of the representations and warranties of the Buyers set forth herein, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which do not have or would be reasonably likely to result in a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any Exchange Act Exhibit. Assuming the correctness of the representations and warranties of the Buyers set forth herein, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold hereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3.4. Capitalization. The capitalization of the Company as of December 12, 2005 (the “Reference Date”) is as set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, increased as set forth in the next sentence. Other than in the ordinary course of business, the Company has not issued any capital stock since the Reference Date other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company or any subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. The Company owns the entire equity interest in each of its subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Exchange Act Documents. Except as disclosed in the Exchange Act Documents, there are no shareholder agreements, voting agreements or other similar agreements with respect to the voting of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

3.5. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any subsidiary is or may be a party or of which the business or property of the Company or any subsidiary is subject that is not disclosed in the Exchange Act Documents.

3.6. No Violations. Neither the Company nor any subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of Exchange Act Exhibit, which would have or reasonably likely to result in a Material Adverse Effect.

3.7. Governmental Permits, Etc. Each of the Company and its subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not have or reasonably be expected to result in a Material Adverse Effect.

3.8. Intellectual Property. Except as specifically disclosed in the Exchange Act Documents, (i) each of the Company and its subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as described in the Exchange Act Documents, except where the failure to currently own or possess would not have or reasonably be expected to result in a Material Adverse Effect, (ii) to the knowledge of the Company, neither the Company nor any of its subsidiaries is infringing any rights of a third party with respect to any Intellectual Property, (iii) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its subsidiaries of, any rights of a third party with respect to any Intellectual Property that would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect if determined adversely to the Company and (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any subsidiary that, individually or in the aggregate, would have or reasonably be expected to result in a Material Adverse Effect.

3.9. Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents.

3.10. No Material Adverse Change. Except as disclosed in the Exchange Act Documents and the Press Releases, since September 30, 2005, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its subsidiaries considered as one enterprise, (ii) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries which has been sustained which has had or reasonably would be expected to result in a Material Adverse Effect; provided, however, that changes in the ordinary course of business, including but not limited to the use of cash and increases in liabilities in the ordinary course of business, shall not be deemed to be a material adverse change or to have a Material Adverse Effect.

3.11. Disclosure. The representations and warranties of the Company contained in this Section 3 as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.12. Securities Exchange Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The American Stock Exchange (the “AMEX”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or de-listing the Shares from the AMEX, nor has the Company received any notification that the SEC or the AMEX is contemplating terminating such registration or listing.

3.13. Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. All such filings complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

3.14. Listing. The Company shall comply with all requirements of the AMEX with respect to the issuance of the Shares and the listing thereof on the AMEX. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the AMEX. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the AMEX and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Buyers the maximum number of Shares contemplated by this Agreement.

3.15. No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

3.16. Contracts. The contracts described in the Exchange Act Documents are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have or reasonably be expected to result in a Material Adverse Effect.

3.17. Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

3.18. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Buyers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

3.19. Disclosure Controls and Procedures; Internal Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Form 10-K or Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the periods covered by such reports (such date, the “Evaluation Date”). The Company presented in the Form 10-K for the year ended September 30, 2005 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is used in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

3.20. No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

3.21. Finder’s Fees. The Company will not be required to pay any finder’s fees or commissions in connection with the offering and sale of the Shares, except a finder’s fee of up to $600,000 payable by the Company to Leerink Swann & Co.

3.22. Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.23. Compliance. Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.	COVENANTS.

4.1. Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

4.2. Listing. The Company shall, on or before the Closing Date, take such actions to secure the listing of the Shares on the AMEX and shall use commercially reasonable efforts to maintain the listing of the Company’s Class A Common Stock on the AMEX or other national securities exchange or quotation service.

4.3. Restriction on Sales, Short Sales and Hedging Transactions. The Buyers will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, or sell short or enter into any hedging transaction with respect to the Shares, except in compliance with the Securities Act, the Exchange Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

5.1. Each Buyer shall have delivered to the Company the Purchase Price for the Shares being purchased by each Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

5.2. The representations and warranties of each Buyer shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

5.3. The Company shall have received the approval for the listing of the Shares on the AMEX, as provided in Section 4.2.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1. The Company shall have executed this Agreement and delivered same to such Buyer.

6.2. The AMEX shall not have suspended trading in the Company’s Class A Common Stock.

6.3. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.4. The Company shall have made all filings under all applicable federal and state securities laws necessary, if any, to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws and no stop-order shall have been issued by the SEC with respect to the Registration Statement.

6.5. The Buyer shall have received a customary opinion from the Company’s legal counsel to the effect that the Company is duly incorporated and in good standing, that the Shares have been duly authorized and validly issued, that the Shares will be, when issued and paid for in accordance with the terms of this Agreement, fully paid and non-assessable, that this Agreement is a valid and binding obligation of the Company, that the Shares will not be issued in violation of any preemptive rights under California law, the Company’s Certificate of Incorporation or bylaw (the “Charter Documents”), that the Shares will not be subject to any restriction upon the voting or transfer under the Charter Documents, and that the Registration Statement has been declared effective, that no stop order has been declared and, to such counsels’ knowledge, no such proceeding is pending or threatened by the SEC.

7.	GOVERNING LAW; MISCELLANEOUS.

7.1. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding arising under or relating to this Agreement (a “Proceeding”) by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of San Diego, County of San Diego, (the “Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Court, or that such Proceeding has been commenced in an improper or inconvenient forum.

7.2. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

7.3. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.4. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

7.5. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the agreements and instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers holding or, prior to Closing, having the right to purchase, at least a majority of the Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.6. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Avanir Pharmaceuticals

11388 Sorrento Valley Road

San Diego, CA 92121

Attn: Chief Financial Officer

Telephone: (858) 622-5201

Facsimile: (858) 658-7455

With a copy to:

Heller Ehrman LLP

4350 La Jolla Village Drive, Suite 700

San Diego, CA 92122

Attn: Ryan A. Murr

Telephone: (858) 450-8425

Facsimile: (858) 450-8499

If to a Buyer: at the address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives, if any, specified on the Schedule of Buyers,

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with the above provisions five (5) days prior to the effectiveness of such change.

7.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. A Buyer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except for assignments to affiliates of Buyer or to other Buyers.

7.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations.

7.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.11. Termination. In the event that the Closing shall not have occurred with respect to a Buyer within ten business days from the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

7.12. Remedies. Each Buyer and each holder of the Shares shall have all rights and remedies set forth in this Agreement and all of the rights that such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

7.13. Obligations of Buyers Several and Not Joint. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Agreement. Nothing contained herein, and no action taken by any Buyer hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby, provided that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with Section 7.5 of this Agreement. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement (provided, that such rights may be modified, amended or waived in accordance with Section 7.5), and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

* * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Stock Purchase Agreement to be duly executed on the date first written above.

COMPANY:

AVANIR PHARMACEUTICALS

By: /s/ Gregory P. Hanson, CMA

Gregory P. Hanson, CMA Chief Financial Officer

BUYER:

American Skandia Trust, Federated Aggressive Growth Portfolio

By: /s/ Aash Shah

Name: Aash Shah

Title: Vice President, Federated Global Investment Management Corp., as attorney-in-fact for American Skandia Trust, Federated Aggressive Growth Portfolio.

BUYER:

Federated Kaufmann Fund, a portfolio of Federated Equity Funds

By: /s/ Hans P. Utsch

Name: Hans P. Utsch

Title: Vice President, Federated Global Investment Management Corp., as attorney-in-fact for Federated Kaufmann Fund, a portfolio of Federated Equity Funds.

BUYER:

Federated Kaufmann Fund II, a portfolio of Federated Insurance Series

By: /s/ Aash Shah

Name: Aash Shah

Title: Vice President, Federated Global Investment Management Corp., as attorney-in-fact for Federated Kaufmann Fund II, a portfolio of Federated Insurance Series.

BUYER:

Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds

By: /s/ Hans P. Utsch

Name: Hans P. Utsch

Title: Vice President, Federated Global Investment Management Corp., as attorney-in-fact for Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds.

BUYER:

Each Buyer listed on the Schedule of Buyers, by Wellington Management Company, LLP, as investment adviser

By: /s/ Julie A. Jenkins

Name: Julie A. Jenkins

Title: Vice President and Counsel